Hawaiian Electric Exhibit 10
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SUPPLY CONTRACT FOR PETROLEUM FUELS

This Supply Contract for Low Sulfur Fuel Oil (“LSFO”), High Sulfur Fuel Oil (“HSFO”), No. 2 Diesel (“Diesel”), and Ultra-Low Sulfur Diesel ("ULSD") (this “Contract”) is made this 21st day of January, 2019, by and between HAWAIIAN ELECTRIC CO., INC., (“Hawaiian Electric”), a Hawaii corporation, HAWAII ELECTRIC LIGHT COMPANY, INC. (“Hawai‘i Electric Light”), a Hawaii corporation, and MAUI ELECTRIC COMPANY, LTD. (“Maui Electric”), a Hawaii corporation, (collectively, the “Companies” or “BUYER”) and PAR HAWAII REFINING, LLC, a Hawaii limited liability corporation (“SELLER”), with principal place of business and mailing address at 1132 Bishop Street, Suite 2500, Honolulu Hawaii 96813. The Companies and SELLER are each a "Party" and collectively the "Parties" to this Contract. This Contract shall become effective as provided in Section 2.3 below.

WHEREAS, the Companies are in the business of generation, transmission and distribution of electrical power on the islands of O‘ahu, Hawai‘i, Maui, Moloka‘i, and Lana‘i, State of Hawaii; and

WHEREAS, SELLER is a supplier of LSFO, HSFO, Diesel, and/or ULSD with delivery and transportation capabilities that desires to supply and deliver to Hawaiian Electric, Hawai‘i Electric Light and Maui Electric the LSFO, HSFO, Diesel, and/or ULSD that meets the Companies’ requirements; and

WHEREAS, SELLER represents that it is equipped and has the ability to supply LSFO, HSFO, Diesel, and/or ULSD of such suitable type and quality and in a quantity sufficient to meet the Companies’ requirements; and

WHEREAS, SELLER is willing to sell and deliver such suitable LSFO, HSFO, Diesel, and/or ULSD to the Companies and the Companies are willing to purchase and receive such LSFO, HSFO, Diesel, and/or ULSD from SELLER under the terms and conditions set forth hereinafter.

NOW, THEREFORE, it is mutually agreed by the Parties hereto as follows:

ARTICLE I
DEFINITIONS

Except where otherwise indicated, the following definitions shall apply throughout this Contract.

1.1.	“Affiliate”, except where otherwise expressly provided, means a corporation controlling, controlled by or under common control with SELLER or the Companies, as the case may be.

1.2.	“API” means American Petroleum Institute, a long-established petroleum industry organization.

1.3.
“Applicable Law” means any and all applicable present and future laws, statutes, rules, regulations, ordinances, orders, codes, judgments, decrees, requirements, grants, concessions, franchises, directives, governments; restrictions or similar norm or decision of or by any Governmental Authority.

1.4.	“ASC” is defined in Section 17.10(a) below.

1.5.	“ASTM” means the American Society for Testing and Materials, a long-established source of standard testing and evaluation methods for petroleum.

1.6.	“Barrel” means 42 United States bulk gallons at 60 DF.

1.7.	“BPTF” means Hawaiian Electric’s Barbers Point Tank Farm, a fuel receiving, storage and distribution facility located at the Campbell Estate Industrial Park, in Kapolei, Hawaii.

1.8.	“BTU” and “BTU content” means British Thermal Unit and refers to the standard assessment of fuel’s gross heating value or gross heat content.

1.9.	“Business Day” means any calendar day that is not a Saturday, a Sunday, or a federal or Hawaii state holiday.

1.10.
“Certificate of Quality” or “Quality Certificate” means the formal document recording SELLER’s laboratory determination of the quality of a particular sample which represents a specific Delivery, said laboratory determinations having been performed in accordance with the test methods specified in Exhibit A.

1.11.
“Certificate of Quantity” means the formal document recording the measurements and quantity determination of a specific Delivery of Product prepared under the supervision of the Independent Inspector; said Certificate may be a part of or incorporated into the report of the Independent Inspector.

1.12.	“CIP Generating Station” means Hawaiian Electric’s facility located in Kapolei, Hawaii.

1.13.	“Commission" means the State of Hawaii Public Utilities Commission

1.14.	“Commission Approval Order” is defined in Section 2.2 below.

1.15.	“Commission Approval Order Date” is the date the Commission files the Commission Approval Order.

1.16.	“Company’s Nominated Barge” means a petroleum tank barge or vessel designated by Hawaiian Electric, Hawai‘i Electric Light or Maui Electric to receive Product Delivered by SELLER.

1.17.
“Company’s Nominated Marine Terminal” means a petroleum receiving, storage and distribution facility designated by Hawaiian Electric, Hawai‘i Electric Light, or Maui Electric to receive Product Delivered by SELLER.

1.18.
“Company’s Nominated Truck(s)” means one or more tanker trucks designated by Hawaiian Electric, Hawai‘i Electric Light, or Maui Electric to receive ULSD Delivered by SELLER at SELLER’s Kahului Terminal, SELLER’s Hilo Terminal or SELLER’s Honolulu Terminal. Company’s Nominated Trucks and drivers must be pre-approved by SELLER, as they must meet SELLER’s, industry and government regulations and requirements.

1.19.	“Consumer Advocate” means the Division of Consumer Advocacy of the Department of Commerce and Consumers Affairs of the State of Hawaii.

1.20.	“Contract” means this Supply Contract for Petroleum Fuels between SELLER and the Companies.

1.21.	“Cover Costs” is defined in Section 15.1(b) below.

1.22.	“Cover Supplies” is defined in Section 15.1(b) below.

1.23.	“Day” or “Days” means a calendar day.

1.24.	“Default” and “Defaulting Party” is defined in section 15.1(a) below.

1.25.	“Deliver”, “Delivery”, “Deliveries” or “Delivered” refers to the transfer of title or physical movement of LSFO, HSFO, Diesel, and/or ULSD by SELLER and received and purchased by the Companies.

1.26.
“Delivery Status against Ratable” means the volume by which actual Barrels of Product Deliveries within a specified period vary above or below the volume that would have been delivered ratably pursuant to Hawaiian Electric’s LSFO Nomination within the minimum and maximum daily average volumes for such period.

1.27.	“DC” means degrees Celsius.

1.28.	“DF” means degrees Fahrenheit.

1.29.	“Diesel” means No. 2 Diesel produced in conformity with the provisions of the quality in the Specification which are set forth in Exhibit A.

1.30.	“Discharge Pier” means the pier or wharf at Kalaeloa Harbor where a Marine Delivery is discharged.

1.31.
“Displacement Stock” means for this purpose, LSFO, HSFO, Diesel or ULSD, or such other agreed upon fuels, to displace the transfer of liquid fuels with specifications as may be mutually agreed to between SELLER and the Companies, through SELLER’s designated pipeline into the Company’s Nominated Tank or the Company’s Nominated Vessel.

1.32.	“DOT” means the Department of Transportation of the State of Hawaii and/or of the United States, as the case may be.

1.33.	“Effective Date” is defined in Section 2.3 below.

1.34.	“ETA” means estimated time of arrival.

1.35.	“Extension” means any Contract term in addition to and after the Original Term, each of which is a 12-Month period beginning January 1.

1.36.	“Failure to Supply Position” is defined in Section 6.4 below.

1.37.	“Gallon” means a United States liquid gallon of 231 cubic inches at 60 DF.

1.38.
“Governmental Authority” means any nation, government, any state or political subdivision thereof, any federal, state, territorial, municipal or other governmental or quasi-governmental authority, agency, court or other body or entity of competent jurisdiction.

1.39.	“G.S.V.” means gross standard volume in U.S. Barrels at 60 DF.

1.40.	“Hawaiian Electric’s Facility” means the facilities designated for receipt of Product at BPTF, Campbell Industrial Park, in Kapolei, Hawaii.

1.41.	“HEI” means Hawaiian Electric Industries, Inc.

1.42.	“HSE Data” is defined in Section 12.2 below

1.43.	“HSFO” means Industrial Fuel Oil No. 6 produced in conformity with the provisions of the quality in the Specifications which are set forth in Exhibit A.

1.44.
“Independent Inspector” means a qualified third-party petroleum inspection contractor acceptable to both parties providing petroleum sampling, measurement and other services before, during and after a Delivery.

1.45.	“Information” is defined in Section 17.10(a) below.

1.46.	“Kalaeloa Harbor” means the public port and pier facilities operated by the State of Hawaii at Barbers Point, Kapolei, Hawaii.

1.47.
“Law” means any law, decree, directive, judgment, order, decision, interpretation, enforcement, statute, code, ordinance, rule, regulation, treaty, convention or any action, direction or intervention or other requirement of any Governmental Authority.

1.48.	“LSFO” means Low Sulfur Fuel Oil produced in conformity with the provisions of the quality in the Specifications which are set forth in Exhibit A.

1.49.	“Marine Delivery” or “Marine Deliveries” means a Delivery of LSFO and/or the components thereof, including blend stock, all or part of which are Delivered by SELLER from a marine vessel.

1.50.	“Month” means a calendar month.

1.51.	“MT” means metric ton.

1.52.
“Nominated” and “Nomination” means the amount of LSFO, HSFO, Diesel, and/or ULSD specified by Hawaiian Electric, Hawai‘i Electric Light or Maui Electric to be sold and Delivered by SELLER and purchased and received by Hawaiian Electric, Hawai‘i Electric Light or Maui Electric for a specified Month.

1.53.	“Non-Defaulting Party” is defined in Section 15.1(a) below.

1.54.	“NOR” means notice of readiness.

1.55.	“Offsetting Party” is defined in Section 17.13 below.

1.56.	“Original Term” is defined in Section 2.1 below.

1.57.	“Par East” is SELLER’s facility located at 91-325 Komohana Street, Kapolei, Hawaii

1.58.	“Par West” is SELLER’s facility located at 91-480 Malakole Street, Kapolei, Hawaii

1.59.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

1.60.	“Party” and “Parties” are defined in the first paragraph above.

1.61.	“Pipeline Blend” means a mixture of SELLER’s Pipeline Fill and Product.

1.62.
“Pipeline Delivery” or “Pipeline Deliveries” means a Delivery of Product and/or the components thereof, including blend stock, all or part of which are Delivered by SELLER to Hawaiian Electric’s receiving and storage tanks at BPTF.

1.63.	“Pipeline Fill” means the petroleum residing in the pipelines through which SELLER makes Delivery of Product to Hawaiian Electric, Hawai‘i Electric Light or Maui Electric.

1.64.	“Product” means LSFO, HSFO, Diesel, and/or ULSD as defined herein suitable for use as a fuel of the quality specifications per Exhibit A.

1.65.
“Receiving Facility” means any of Hawaiian Electric, Hawai‘i Electric Light or Maui Electric’s generating facilities, storage facilities and/or other facilities used to receive, transport, store, or otherwise handle the LSFO, HSFO, Diesel, and/or ULSD located on the islands of O‘ahu, Hawai‘i, Maui, or Moloka‘i as designated by the Companies.

1.66.	“Representatives” of a party shall mean the respective officers, directors, members, managers, employees, and agents of such party or its Affiliates.

1.67.
“Reverse Line Displacement” means an operation where Hawaiian Electric pumps Hawaiian Electric’s fuel into the pipeline which SELLER uses to Deliver Product to Hawaiian Electric in order to displace SELLER’s Pipeline Fill.

1.68.	“SELLER’s Hilo Terminal” means SELLER’s marine petroleum storage and distribution terminal facilities located in Hilo, Hawaii.

1.69.	“SELLER’s Honolulu Terminal” means SELLER’s marine petroleum storage and distribution terminal facilities located in Honolulu, Hawaii.

1.70.	“SELLER’s Kahului Terminal” means SELLER’s marine petroleum storage and distribution terminal facilities located in Kahului, Hawaii.

1.71.
“SELLER’s Loading Pier” means Piers 5, 6 or any such other pier developed for or utilized for the purpose of Delivering Product to the Companies, located at Kalaeloa Harbor, and connected by pipeline to SELLER’s refinery.

1.72.	“SELLER’s Nominated Barge” means a petroleum tank barge or vessel designated by SELLER to Deliver Diesel or ULSD to the Company’s Nominated Marine Terminal.

1.73.
“SELLER’s Nominated Terminal” means a petroleum storage and distribution terminal facility designated by SELLER from which ULSD is Delivered to the Companies into the Companies’ Nominated Marine Terminal, the Companies’ Nominated Barge, or to the Companies’ Nominated Truck(s).

1.74.	“SOX 404” is defined in Section 17.10(a) below.

1.75.	“Specification” means the fuel quality specifications applicable to LSFO, HSFO, Diesel, and/or ULSD as set forth in Exhibit A.

1.76.	“SPM” means SELLER’s offshore Single-Point Mooring off Barbers Point, Oahu.

1.77.	“Tank Final Sample” is defined in Section 6.5 below.

1.78.
“Third-Party Pier” means a pier or wharf or other marine facility, operated under the supervision of a third party, nominated by SELLER to be used for the purpose of Delivering Product into the Company’s Nominated Barge.

1.79.	“ULSD” means Ultra-Low Sulfur Diesel produced in conformity with the provisions of the quality in the Specification which are set forth in Exhibit A.

1.80.	“USCG” means U.S. Coast Guard.

1.81.	“USD” means currency denominated in U.S. dollars.

1.82.	“Waiau Generating Station” means Hawaiian Electric’s facility located in Pearl City, Hawaii.

1.83.	“Year” means a calendar year.

ARTICLE II
TERM

Section 2.1:    Term. The term of this Contract (the “Original Term”) shall be from the Effective Date through and including December 31, 2022, and shall continue in succession thereafter for an Extension, each a period of 12-Months, beginning each successive January 1, unless the Companies or SELLER give written notice of termination at least one hundred twenty (120) Days before the beginning of any Extension.

Section 2.2:    Regulatory Approval.
(a)    The Companies will file an application with the Commission requesting approval of this Contract following its execution. This Contract is contingent upon the issuance of a decision and order by the Commission that (i) approves this Contract and its pricing and terms and conditions, (ii) is in a final form deemed to be reasonable by the Companies, in their sole discretion; and (iii) allows the Companies to include the reasonable costs incurred by the Companies pursuant to this Contract in their revenue requirements for ratemaking purposes and for the purposes of determining the reasonableness of the Companies’ rates and/or for cost recovery above those fuel costs included in base rate through the Companies’ respective Energy Cost Adjustment Clause, hereinafter, the “Commission Approval Order”.

(b)    Without limiting the foregoing, SELLER understands, acknowledges and agrees that the decision and order may not be in a final form deemed to be reasonable to the Companies if it (i) contains terms and conditions deemed to be unacceptable to the Companies, in their sole discretion, (ii) denies or defers ruling on any part of the application before the Commission, or (iii) is not final (or deemed to be final by the Companies, in their sole discretion), because the Companies are not satisfied that no Party, to the proceeding in which the decision and order is issued, or other aggrieved person with the right to appeal, intends to seek a change in such decision and order through motion or appeal.

(c)    If the Companies have not received the Commission Approval Order within three hundred sixty-five (365) Days of the date of this Contract, or if the Companies’ request for Commission approval of this Contract is denied, then either SELLER or the Companies may terminate this Contract by providing written notice of such termination delivered to the other prior to the Effective Date, as it is defined in Section 2.3. In such event of termination, each Party shall bear its own respective fees, costs and expenses incurred prior to termination, if any, in preparation for performance hereunder, and the Parties shall have no further obligation to each other with respect to this Contract except for indemnity and any confidentiality obligations assumed by the Parties hereunder.

Section 2.3:    Effective Date. This Contract shall become effective (the “Effective Date”) upon (a) receipt by the Companies of the Commission Approval Order and (b) notice of the same from the Companies to SELLER. Alternatively, the Parties may mutually agree in writing that some other date shall be deemed the Effective Date. Except for the obligations and provisions described herein, neither Party shall have any binding obligations under this Contract until the Effective Date, except that the Parties agree upon execution of this Contract to be bound by Sections 2.2 (Regulatory Approval), 11.1 (Force Majeure), 12.1 (Compliance with laws and regulations), 14.1 (Indemnity) and all provisions in Article XVII.

ARTICLE III
QUANTITY

Section 3.1:    Quantity of Product To Be Supplied/Delivered. Subject to the terms and conditions herein, SELLER shall sell and Deliver to the Companies, and the Companies shall purchase and receive from SELLER, LSFO, HSFO, Diesel, and/or ULSD as ordered by the Companies.

Section 3.2:    Purchase Volumes. During each Year that this Contract is in effect, SELLER shall sell and Deliver to the Companies, and the Companies shall purchase and receive from SELLER, all LSFO, HSFO, Diesel, and/or ULSD that may be required by the Companies on the islands of O‘ahu, Hawai‘i, Maui, and Moloka‘i following the notifications and coordination as outlined in Article VI. The Companies shall take commercially reasonable steps to receive Product ratably.

ARTICLE IV
QUALITY

Section 4.1:    Quality Of Product To Be Supplied/Delivered. The quality of LSFO, HSFO, Diesel, and/or ULSD to be sold and Delivered hereunder shall comply with the Specifications attached hereto as Exhibit A and made a part hereof (“Specifications”), and shall meet all Applicable Laws. If the quality does not comply with the Specification, SELLER shall be solely responsible for all reasonable costs and expenses, including testing, transportation, re-refining, and handling costs incurred by the Companies in returning, replacing or otherwise correcting off-specification Product.

ARTICLE V
PRICE

Section 5.1:    Pricing. Pricing of Fuel under this Contract shall be determined as set forth on the attached Exhibit B.

Section 5.2: Rounding. All prices, price formula component value averages and other sums payable with respect to LSFO, HSFO, Diesel, and/or ULSD purchased hereunder shall be rounded to [...] as in Exhibit B.

Section 5.3:    Fees, Taxes, Assessments, Levies and Imposts. In addition to all other amounts payable by the Companies under this Contract, the Companies shall [...]

ARTICLE VI
DELIVERY

Section 6.1:    Notification for LSFO.
(a)    [...] prior to the first Day of each Month in which LSFO is to be Delivered, Hawaiian Electric shall provide written notification to SELLER of the Nominated volume of Delivery for said Month [...]SELLER agrees to notify Hawaiian Electric within five (5) Days of receipt of the LSFO Nomination if it cannot meet Hawaiian Electric’s Nominated volume of Delivery.

(b)    The Parties shall mutually coordinate the Delivery of any marine deliveries of LSFO. SELLER shall provide Hawaiian Electric with a proposed [...] Day shipment period or window for Delivery no later than [...] Days prior to the first day of the proposed shipment period ("[…] Notice”). Hawaiian Electric shall use reasonable efforts to accommodate SELLER’s proposed [...] Day shipment period, however, should Hawaiian Electric be unable to accommodate SELLER’s proposed [...] Day shipment period:

1.
Hawaiian Electric may reject SELLER’s proposed [...] Day shipment period upon providing SELLER with notice no later than [...] Business Days following Hawaiian Electric’s receipt of SELLER’s notification. In such event, Hawaiian Electric shall provide an explanation of the reason for such rejection.

2.	SELLER may propose an alternate [...] Day shipment period; provided that such alternate shipment period is [...] Days of the date of SELLER’s first proposed [...] Day shipment period.

3.
SELLER shall provide to Hawaiian Electric the intended volume of Product to be Delivered to Hawaiian Electric subject to a variation of [...] with respect to the actual physical volume Delivered and a proposed [...] Day shipment period or window which is to be within the previous [...]

shipment period no later than [...] Days prior to the proposed [...] Day shipment period.

Notices given pursuant to this Section 6.1(b) may be provided by electronic mail or telephone.

Section 6.2:    Coordination for LSFO.
(a)    No later than [...], SELLER shall provide Hawaiian Electric with a proposed schedule of Pipeline Deliveries (“Delivery Schedule”) to be made by SELLER for [...]. The proposed Delivery Schedule shall specify the approximate quantities of LSFO, the approximate date and a characterization of the approximate viscosity, [...], for each individual Delivery. The planned Deliveries are to be made at reasonably regular intervals. Hawaiian Electric shall promptly notify SELLER of any objections or requested changes to the Delivery Schedule provided by SELLER. SELLER shall also provide a [...].

(b)    SELLER shall promptly notify Hawaiian Electric of any change in the proposed Delivery Schedule [...] when such change becomes known to SELLER. If a change in the proposed Delivery Schedule is due to any of the following, SELLER’s notice to Hawaiian Electric shall include detailed and specific information regarding the variance affecting the Delivery:

1.	A change in the volume of an individual Pipeline Delivery if such change is in excess of [...] Barrels of the previously advised Delivery volume; or

2.	A change in the date of an individual Delivery, if such change is greater [...] Days from the previously advised date; or

3.	A change in the previously advised viscosity characterization of a Delivery.

Section 6.3:     Delivery Rates for LSFO.
(a)    Hawaiian Electric shall not be required to take Delivery, and SELLER shall not be required to make Delivery of more than [...] of a Monthly Nomination in any [...] period unless mutually agreed. SELLER shall make good faith efforts to plan its Pipeline Deliveries such that it shall have a Ratable Delivery status of approximately zero at Month-end for the third Month of each accepted Delivery schedule.

(b)    Unless waived in advance by Hawaiian Electric, and subject to Hawaiian Electric tank availability, the physical volume of SELLER’s Deliveries of Product shall be at least [...] Barrels and limited to [...] Barrels for any individual Pipeline Delivery, unless mutually agreed or [...] Barrels for any individual Marine Delivery.

Section 6.4:    Failure to Supply LSFO.
(a)    Except in the event of Force Majeure or an agreement by the Parties to the contrary, if SELLER’s anticipated Pipeline Deliveries shall reasonably indicate that the cumulative quantity of its Deliveries to Hawaiian Electric shall result in a Delivery Status against [...], SELLER shall be deemed to be in a [...] and shall give prompt written notice of same to Hawaiian Electric.

(b)    In the event that the SELLER is in a [...] both Hawaiian Electric and SELLER shall attempt to [...] such that it does not impose an unreasonable risk to Hawaiian Electric. If, while in a [...] the status of SELLER’s Delivery Status against Ratable[...] Hawaiian Electric may, […], purchase an amount of Product equal to SELLER’s [...] at the then [...] Should Hawaiian Electric elect to purchase such an amount of Product [...] then Hawaiian Electric shall give prompt written notice of same to SELLER. Hawaiian Electric will invoice to SELLER, and SELLER shall pay to Hawaiian Electric within [...] of such invoice issue date, […] between [...] and the [...] as it would have been Delivered by SELLER, including but not limited to [...]such that the [...] This Section 6.4 is without prejudice to any other remedies Hawaiian Electric may have under this Contract with respect to SELLER’s failure to comply with Section 3.2.

Section 6.5:    Pipeline Delivery for LSFO.
(a)    Pipeline Deliveries shall be made by SELLER from SELLER’s on-island supply through SELLER’s pipelines to Hawaiian Electric at BPTF. LSFO product temperature shall be [...]Title to Product and the risk of loss of Product Delivered by Pipeline Delivery shall pass from SELLER to Hawaiian Electric pursuant to Article IX.

(b)    The Parties shall mutually coordinate Pipeline Deliveries into BPTF to minimize operational difficulties and costs.

(c)    All samples, measurements and determinations drawn, taken and made, respectively, under this Section 6.5 shall be for LSFO and Diesel prior to blending, and if necessary, for the Product as blended in SELLER’s tank prior to Pipeline Delivery. All samples described above shall be drawn by SELLER unless Hawaiian Electric elects to have samples drawn by an Independent Inspector. SELLER and Hawaiian Electric will share equally the cost of the Independent Inspector.

(d)    The quality of the Product Delivered by Pipeline Delivery shall be determined on the basis of a volumetric weighted average composite of samples drawn by SELLER unless Hawaiian Electric elects to have samples drawn by an Independent Inspector from SELLER’s issuing tank(s) in such manner as to be representative of each individual Pipeline Delivery (“Tank Final Sample”).

(e)    The Tank Final Sample shall be divided into a minimum of three (3) parts as follows:

1.	One part shall be provided to SELLER’s laboratory for analysis to determine quality.

2.	One part shall be provided to Hawaiian Electric for the purpose of verifying SELLER’s determinations.

3.	At least one part shall be sealed and provided to the Independent Inspector to be retained for a period of at least [...].

(f)    SELLER shall provide Hawaiian Electric and the Independent Inspector with a copy of SELLER’s preliminary laboratory analyses of LSFO and Diesel prior to delivery or blending, and if necessary, the final blended Product Tank Final Sample (“Pre-shipment Report”), and shall provide this Pre-shipment Report prior to shipment of the Product. [...]

(g)    SELLER agrees to provide Hawaiian Electric and the Independent Inspector with the Certificate of Quality representing the samples of LSFO and Diesel prior to blending or if necessary, samples of the blended Product Tank Final Sample, [...]SELLER will provide to Hawaiian Electric and the Independent Inspector the final determination of API gravity, flash point, sulfur content and sediment and water representing the Tank Final Sample.

(h)    Hawaiian Electric shall have the right to perform laboratory analyses in order to verify the results of SELLER’s laboratory analyses; provided however, that such verification analyses shall be performed in a timely manner. Deliveries may be delayed until such confirmation testing is complete.

(i)    In order to eliminate or minimize the volume of SELLER’s Pipeline Fill received by Hawaiian Electric in the course of a Pipeline Delivery operation, Hawaiian Electric shall have the option to perform a Reverse Line Displacement whereby SELLER’s Pipeline Fill is displaced to SELLER using Hawaiian Electric’s Product at the commencement of Pipeline Delivery operations.

(j)    If Hawaiian Electric elects not to commence Pipeline Delivery operations by displacing SELLER’s Pipeline Fill with Hawaiian Electric’s Product, or if such displacement is operationally unfeasible or impractical for any other cause, SELLER and Hawaiian Electric recognize that the Product received by Hawaiian Electric in a Pipeline Delivery may be a blend which includes some amount of SELLER’s Pipeline Fill ("Pipeline Blend"). In such instance, the specification of SELLER’s Pipeline Fill shall be determined by SELLER on the basis of SELLER’s samples representative of the contents of the storage tank from which SELLER’s Pipeline Fill was issued. SELLER shall provide Hawaiian Electric, Hawaiian Electric’s representative and the Independent Inspector with a copy of its laboratory analysis of the quality of SELLER’s Pipeline Fill prior to commencing the Pipeline Delivery.

(k)    To provide an early warning of any quality problems with the Product Delivered as a result of a Pipeline Blend, SELLER shall perform a pre-shipment computer blend simulation representing the quality of SELLER’s LSFO and Diesel from the issuing tank(s) as indicated in the relevant Certificates of Quality or preliminary laboratory analyses of the Tank Final Samples and the quality of SELLER’s Pipeline Fill as indicated in the relevant laboratory analyses. The computer blend simulation shall provide preliminary confirmation of the Pipeline Blend’s conformance with the limits for API gravity, viscosity, flash, and sulfur content specified in Exhibit A. SELLER shall provide to Hawaiian Electric or Hawaiian Electric’s representative and the Independent Inspector a copy of the computer blend simulation results prior to shipment. SELLER agrees that under no circumstances shall it make a Pipeline Delivery of Product to Hawaiian Electric should the computer blend simulation or any other information available to SELLER indicate the Product or Pipeline Blend will not conform to the Specification, without Hawaiian Electric’s expressed written permission.

(l)    The quantity of Product in a Pipeline Delivery shall be determined at the time of each Pipeline Delivery by an Independent Inspector gauging of SELLER’s issuing tank(s) immediately before and after pumping. Should Hawaiian Electric elect to perform a Reverse Line Displacement, the total quantity of Product Delivered to Hawaiian Electric shall be determined by an Independent Inspector gauging of Hawaiian Electric’s receiving tank(s) immediately before and after pumping. Both Hawaiian Electric and SELLER agree that if measurement of Hawaiian Electric’s receiving tank(s) is, in the opinion of the Independent Inspector, considered to have been rendered inaccurate for reasons including, but not limited to, operational constraints or inadvertent transfer of Product or of SELLER’s Pipeline Fill within SELLER’s facilities, then the quantity of Product or SELLER’s Pipeline Fill may be determined by an Independent Inspector gauging of SELLER’s issuing tank(s) reduced by reference to the rise in SELLER’s tank(s) receiving SELLER’s Pipeline Fill immediately before and after pumping. [...]

(m)    Quantities of Product sold and Delivered by SELLER and purchased and received by Hawaiian Electric hereunder shall be calculated in accordance with the current measurement standards adopted by industry, ASTM, API and other recognized standard-setting bodies as are applicable in the opinion of the Independent Inspector and shall be expressed in G.S.V., U.S. Barrels @ 60 DF.

Section 6.6:     Forecast and Notification for HSFO, Diesel, and ULSD.
(a)[…]. SELLER will communicate any operational conflicts to The Companies within two (2) business days after receipt of this schedule. The Companies or each Company will endeavor to promptly update SELLER of any changes that may occur.
(b)The Companies shall be responsible for scheduling dock space for the Companies’ Nominated Barge with the State of Hawaii Department of Transportation - Harbors Division. The Company shall also provide [...] notice to SELLER during SELLER’s regular business hours of the final quantity to be loaded (“Cargo Letter”); provided, however, that in the event of a loading on [...], or on[...] the Company shall provide SELLER the Cargo Letter, [...] At The Company’s option[...] in the [...] may be [...].

Section 6.7:    Coordination for Delivery of HSFO, Diesel, and ULSD.
(a)    The Companies shall coordinate Deliveries of HSFO, Diesel and/or ULSD with SELLER:

1.
Deliveries in bulk to Company’s Barge or from SELLER’s Barge or pipeline. SELLER agrees to Deliver and the Companies agree to receive HSFO, Diesel, and/or ULSD in bulk into the Company’s Nominated Barge at Kalaeloa Barbers Point Harbor. The Delivery rate for HSFO and Diesel shall be at a minimum rate of [...]. The Delivery rate for ULSD shall be at a minimum rate of [...]. SELLER agrees to make a reasonable good faith effort to coordinate its loading of the Company’s fuel in concert with the Company’s concurrent loading of any other petroleum products. HSFO product temperature shall be a minimum of [...] throughout duration of the load. The per shipment minimum volume of ULSD to be Delivered to the Company’s Nominated Barge is [...], and is required to be Delivered together with Diesel, unless otherwise mutually agreed by SELLER and the Companies. SELLER agrees to Deliver and the Company agrees to receive Diesel, and/or ULSD in bulk into Hawaiian Electric’s storage tanks or pipelines at BPTF, Hawaiian Electric CIP Generating Station, and Hawaiian Electric’s Waiau Generating Station. SELLER agrees to Deliver and the Companies agree to receive LSFO, HSFO, Diesel or ULSD as Displacement Stock through SELLER’s designated pipeline into the Company’s Nominated Tank or the Company’s Nominated Vessel as mutually agreed.

2.
Liftings from truck rack. SELLER agrees to Deliver and the Company agrees to receive Diesel, and/or ULSD into the Company’s Nominated tanker trucks from SELLER’s nominated terminal truck rack at a minimum Delivery rate of [...] barrels per hour.

3.	Company’s Nominated Barge Operations, Laytime, and Demurrage.
[…]

Section 6.8:     Determination of Quantity for HSFO, Diesel, and ULSD.
(a)    Quantity determination of Product Delivered by SELLER in bulk to the Company’s Nominated Barge on O‘ahu shall be made by the Independent Inspector gauging of SELLER’s Product issuing tanks before and after Delivery.

(b)    Quantity determination of Product Delivered by SELLER in bulk to the Companies’ Nominated Marine Terminal at Kahului, Hawaii or Hilo, Hawaii, shall be determined at the time of each Delivery by gauging the receiving tanks at the Company’s Nominated Marine Terminal before and after discharge.

(c)    Quantity determination of ULSD Delivered from SELLER’s Nominated Terminal to the Companies’ Nominated Truck(s) or in SELLER’s Nominated Truck(s) shall be determined at the time of each Delivery by SELLER’s calibrated loadrack meters, converted in each instance to volume @ 60 DF by the automated rack control system. Meters shall be calibrated on an annual basis or as required and agreed by SELLER and the Companies. The Companies shall have the right at its expense, and in accordance with procedures at SELLER’s Nominated Terminal to independently certify said calibration. The Companies and SELLER shall each have the right to have one representative present to witness such meter calibration.

(d)     Quantity determination of Product Delivered will be made in accordance with applicable API, ASTM and IP guidelines and shall be expressed in G.S.V., U.S. Barrels @ 60 DF and U.S. gallons @ 60 DF.

Section 6.9:    Disputes Regarding Quantity or Quality of HSFO, Diesel, and ULSD.

(a)    Quantity Disputes.

(1) Quantities of Product sold and Delivered shall be determined at the time of each Delivery by the Independent Inspector gauging of SELLER’s Product issuing tanks before and after Delivery.

(2)    Quantity determination of Product Delivered will be made in accordance with applicable API, ASTM and IP guidelines and shall be expressed in G.S.V., U.S. Barrels @ 60 DF and U.S. gallons @ 60 DF.

(3) For Delivery of Product in bulk, the Independent Inspector shall (i) prepare and sign a Certificate of Quantity stating the quantity of Product determined according to the provisions of this Section 6.9 to have been Delivered to the Companies, (ii) furnish the Companies and SELLER each with a copy of such Certificate, and (iii) advise SELLER and the Companies by electronic mail the quantity of Product Delivered. The data in the Independent Inspector’s Certificate of Quantity prepared as provided herein shall, absent fraud or errors and omissions, be binding and conclusive upon both parties, and shall be used for verification of the invoice and Bill of Lading for barge deliveries.

(4) If the Companies or SELLER has reason to believe that the quantity of Product for a particular Delivery is incorrect, such Party asserting a belief that the quantity is incorrect shall within five (5) Days of the date of Delivery, present the other Party with documentation supporting such determination and the Parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quantity, if justified, for the Delivery in question as specified in Section 6.7.

(b)    Quality Disputes of HSFO, Diesel, and/or ULSD.

(1)    The quality of Diesel and/or ULSD Delivered by SELLER to the Companies’ Nominated Truck(s) or in SELLER’s Nominated Trucks to the Companies’ Site Locations shall be determined on the basis of a volumetric weighted average composite of samples drawn by an Independent Inspector or SELLER representative from SELLER’s Nominated Terminal issuing tank(s) after the completion of each bulk receipt into such terminal tanks in such a manner as to be representative of the volume of the tank inventory from that time until the time of the next bulk receipt. Such samples of Diesel and/or ULSD shall be divided into a minimum of two (2) parts one of which shall be tested by SELLER for API, BTU, sulfur and Cetane and the other retained by an Independent Inspector, for a period of not less than forty-five (45) days.

(2)    The quality of Product Delivered by SELLER to the Companies’ Nominated Barge or by SELLER to the harbor terminal piping or by SELLER from its Nominated Barge to the Companies’ Nominated Terminal shall be determined on the basis of a volumetric weighted average composite of samples drawn by an Independent Inspector or SELLER representative from SELLER’s refinery or Nominated terminal tank(s) (“Tank Composite”) in such a manner as to be representative of the volume of the tank inventory. The Tank Composite shall conform to the Specifications in Exhibit A. The Tank Composite preshipment report will be issued prior to loading. The Tank Composite Certificate of Quality will be issued within [...] after completion of the load. Such tank samples of Product shall be divided [...] parts as follows:

1.	[...] shall be provided to SELLER’s laboratory for analysis to determine quality.

2.	[...] shall be provided to Hawaiian Electric for the purpose of [...].

3.	At least [...] shall be sealed and provided to the [...] to be retained for a period of at least [...].

(3)    The quality of Product Delivered by SELLER to the Companies’ Nominated Barge (“Barge Composite”) shall also conform to Specifications in Exhibit A for “Confirmation Tests”. The Barge Composite Certificate of Quality will be issued within [...] completion of the load. The Barge Composite samples will be drawn from the Company’s Nominated Barge by an Independent Inspector for the purpose of conducting the Confirmation Tests, and in such a manner as to be a volumetric weighted average composite of each product drawn from the cargo tanks at the completion of the load. Such Barge Composite samples of Product shall be divided [...] parts as follows:

1.	[...] shall be provided to SELLER’s laboratory for analysis to determine quality of the Confirmation Tests.

2.	[...] shall be provided to Hawaiian Electric for the purpose of […].

3.	At least [...] shall be sealed and provided to the Independent Inspector to be retained for a period of at least [...].

(4)    If SELLER or the Companies have reason to believe that the quality of Product stated for a specific Delivery fails to conform to the Specifications in Exhibit A of this Contract, that Party shall within five (5) Days after the later of the date of the completed Certificate of Quality or the date of the final determination of quality, present the other Party with documents supporting such determination and the Parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quality, if justified, for the Delivery in question. In the event of an unresolved difference between SELLER and the Companies, the sealed part of the representative sample in the possession of the Independent Inspector shall be provided to an independent laboratory for an official determination, which shall be final. SELLER and the Companies shall share equally the cost for such independent laboratory determination.

(5)    If the quality of the Product received by the Companies fails to conform to the quality Specifications in Exhibit A of this Contract, the Companies and SELLER shall attempt to minimize the impact of any quality problem. At the Companies’ reasonable discretion, such efforts may include a Specification [...]. Or, SELLER may attempt to remedy the Specification issue by Delivering higher quality Product in a timely manner to produce a blend that conforms to the Specifications in the Companies’ storage tank(s) at the Companies’ Receiving Facility. If all such and similar efforts fail to resolve the Specification issue, then the Companies may return non-Specification Product to SELLER, in which case SELLER shall replace the non-Specification Product by Delivering an equal volume of the Companies’ verified on-Specification Product to the Companies in a timely manner. Notwithstanding the preceding, the Companies shall always have the right [...] with [...] if the [...]. The Companies may, at its [...] supplies of Product [...] the Delivery of non-conforming Product may not be remedied [...] the Delivery of non-conforming Product [...] non-conforming Product [...] paid by [...] Any remedy of non-conforming Product accepted by the Companies under this Section shall [...] or [...] remedy any similar non-conforming Product [...] acceptable to the Companies under the terms of this Contract.

(6)    SELLER shall be solely responsible for all reasonable costs and expenses, including testing, transportation, re-refining, and handling costs incurred by the Companies in returning, replacing or otherwise correcting off-specification Product.

Section 6.10:    Failure to Supply HSFO, Diesel, and/or ULSD.
(a)    Except in the event of [...] or [...] to the contrary, if SELLER is unable to supply the volumes in the Diesel and HSFO Volume Forecast, SELLER shall give prompt written notice to the Companies. SELLER shall be deemed to be in a [...] and shall give prompt written notice of same to the Companies if [...] or [...] of the Diesel and HSFO Volume Forecast.

(b)    In the event that the SELLER is in a Failure to Supply Position, The Companies and SELLER shall attempt to minimize the impact of any Failure to Supply Position such that it does not impose an unreasonable risk to The Companies. While in a [...] the Companies may elect to [...]. The

Companies will [...] and [...] within [...] the [...] the [...] by the Companies, and the [...] including but not limited to [...] amount is identical to what would have [...].

Section 6.11: Records/Right to Audit. SELLER shall retain any and all documents and records regarding the Delivery, quantity and quality of Product sold and purchased under the terms of this Contract for the twelve (12) Months after the date of the invoice for such Product, or until any dispute regarding such Delivery, quantity and quality is resolved. SELLER shall promptly make such records available for review to the Companies at its request.

Section 6.12: Inspection. The Companies may be represented and participate in all sampling, quality, inspection, measurements and tests of Product which may be conducted pursuant to this Contract and to inspect any equipment owned or controlled by SELLER and used in determining the quantity, quality or heat content of Product, provided that any such participation by the Companies shall not materially interfere with or otherwise disrupt such inspection, measurement and tests conducted by SELLER. The Companies may, upon reasonable notice to SELLER and during normal business hours and at the Companies’ expense, inspect and audit any sample analysis of Product, including records and data used in the preparation of such analysis.

Section 6.13: Independent Inspector. SELLER and the Companies shall mutually agree on the Independent Inspector. SELLER shall be responsible for drawing samples, including determination samples, and at the Companies’ request, said samples shall be drawn under the supervision of the Independent Inspector. All quantity measurements with respect to each designated Delivery shall be conducted by the Independent Inspector, who shall attend designated Deliveries. Reasonable charges for services rendered shall be borne equally by the Companies and SELLER or as otherwise mutually agreed upon by the Parties or otherwise specified.

ARTICLE VII
SELLER’S REPRESENTATIONS AND WARRANTIES

Section 7.1:    SELLER’s Representations and Warranties. SELLER agrees, represents and warrants as follows:

(a)    Quality. All Fuel Delivered hereunder shall comply with the terms of this Contract.

(b)    Ability to Supply. During the Term, SELLER shall commit to supply Product that meets the Specifications.

(c)    Ability to Deliver.

(i)	For Truck Rack Deliveries, SELLER shall own, lease or have the right to use facilities sufficient to meet SELLER’s Delivery obligations under this Contract.

(ii)	For Pipeline Deliveries, SELLER shall own, lease or have the right to use facilities sufficient to meet SELLER’s Delivery obligations under this Contract.

(iii)
For Marine Deliveries, SELLER’s nominated vessel employed to Deliver Product to Hawaiian Electric shall comply with all regulations, pier operator’s standards for vessel acceptance quality, pollution mitigation, required pollution liability, Protection and Indemnity Insurance (“P&I”) and other insurance coverages, pier operators Operations manual and accept liability for dues and other charges on said vessel.

(iv)
For Barge Deliveries, SELLER’s nominated vessel employed to Deliver Product to the Companies shall comply with all regulations, pier operator’s standards for vessel acceptance quality, pollution mitigation, required pollution liability, P&I and other insurance coverages, pier operators Operations Manual and accept liability for dues and other charges on said vessel.

ARTICLE VIII
INVOICING AND PAYMENT

Section 8.1:    Invoicing.
(a)    Invoices, which will show the price per physical Barrel of Product, will be prepared and dated following Delivery and shall be tendered from time to time each Month. Original invoices shall include full documentation, as approved by both Parties including Certificate of Quality, report of the Independent Inspector, and price calculation; such documentation may, however, be provided by SELLER to the Companies separately.

(b)    Invoices will be prepared and dated following Delivery of Product to the Companies. Invoices, invoice documentation, laboratory analyses and other documents having to do with the quality, quantity and Delivery of Product or otherwise with the Product sold and purchased hereunder shall be sent by electronic mail to each respective Company at email addresses that will be provided by the Companies.

(c)    Invoicing of sales and Deliveries of LSFO to Hawaiian Electric on any Invoice Date shall be limited to a [...] such that [...] against [...] (for this purpose calculated on the [...] does not exceed [...].

Section 8.2:    Payment.
(a)    Payment of SELLER’s invoices shall be made by bank wire transfer of immediately available funds by the Companies in U.S. dollars. Timing of payments of invoices sent to each respective Company shall be based upon [...] of the invoice issue date, which shall be the later of the invoice date or the electronic mail date of the invoice. Details about the SELLER’s banking information will be mailed directly to Hawaiian Electric’s Treasury Division in accordance with the Notice requirements set forth in Section 16.1 below before the first invoice is sent.

Due dates are dates payments are to reach SELLER. If the due date falls on a Friday holiday or a Saturday, the payment shall be due on the preceding business day. If such date falls on a Sunday or a holiday falling other than on a Friday, payment shall be due the following business day.

(b)    If a debit memo incorporating an adjustment to a previously issued invoice has been sent to the respective Company subsequent to said Company making payment of said original invoice, then said Company shall make payment in accordance with the provisions of this Section 8.2. If a credit memo incorporating an adjustment to a previously issued invoice has been sent to a respective Company subsequent to said Company making payment of said original invoice, then said Company shall have the option to apply such credit against payments to be made subsequent to the receipt of the credit, or if such payments are not expected to be made within [...], said Company shall be able to receive said credit in immediately available funds within [...] of SELLER’s receipt of said Company’s written instructions.

(c)     If an invoice incorporating an item at variance with the documentation, or is disputed, has been sent to the respective Company, then said Company shall hold said invoice without penalty until such error, variance with documentation or dispute is resolved and said Company shall have received a corrected invoice or debit or credit issued subsequently to the original invoice. Said Company shall make payment for such subsequent invoices or debit in accordance with this Section 8.2.

ARTICLE IX
TITLE, CUSTODY AND RISK OF LOSS

Section 9.1:    Title, Custody and Risk of Loss.
(a)    Deliveries to the Companies’ nominated site locations. Title to Product and risk of loss of Product Delivered by Pipeline Delivery shall pass from SELLER to Hawaiian Electric at the connection between the flange of SELLER’s pipeline and Hawaiian Electric’s pipeline. All Diesel and/or ULSD shall be dyed by SELLER in accordance with State and Federal requirements for tax-exempt, off-road diesel fuel.

(b)    Marine Deliveries into BPTF. Title to Product Delivered by Marine Delivery shall pass from SELLER to Hawaiian Electric at BPTF as soon as the quality of Hawaiian Electric’s receiving tank is determined by SELLER to meet the Specification in Exhibit A, subject to Hawaiian Electric’s timely verification, or at Hawaiian Electric’s option, Hawaiian Electric’s verbal notice to SELLER allowing release for shipment prior to verification. The risk of loss of Product or the components thereof by Marine Delivery shall pass from [...] to [...] at the connection between [...] and [...]; provided however, that in the event an actual physical loss of Product or the components thereof is caused by qualities of the Product or the components thereof, e.g., low flash point causing a fire, or due to [...], [...] shall bear the risk of loss.

(c)    Deliveries at SELLER’s Nominated Terminals. For ULSD Delivered from SELLER’s Nominated Terminal into the Companies’ Nominated Truck(s), title, custody and the risk of loss of ULSD so Delivered shall pass from SELLER to the Companies at the flange connecting the loadrack arm/hose at SELLER’s Nominated Terminal’s truck loading facility to the receiving equipment of the Companies’ Nominated Truck(s), and ULSD shall be dyed by SELLER in accordance with State and Federal requirements for tax-exempt, off-road diesel fuel.

(d)    Deliveries to the Companies’ Nominated Barge. For Product delivered in bulk to the Companies’ Nominated Barge at either (i) SELLER’s Loading Pier, (ii) a Third-Party Pier, title, custody and risk of loss of Product so Delivered shall pass from SELLER to the Companies at (for i and ii) the flange of the receiving hoses of the Companies’ Nominated Barge at SELLER’s Loading Pier or Third-Party Pier. If required by the Companies, the Diesel shall be dyed by SELLER, in accordance with State and Federal requirements for tax-exempt, off-road diesel fuel. In the case of Diesel and/or ULSD, risk of loss shall pass from SELLER to the Companies at the flange of the receiving hoses of the Companies Nominated Vessel, and title and custody shall pass after any dye, lubricity, or other injection system, installed, operated, and maintained by the SELLER.

(e)    Deliveries by SELLER’s Nominated Barge. For Product delivered in bulk to the pier, title, custody and risk of loss of Product so Delivered shall pass from SELLER to the Companies at the connection flange of the receiving pipeline at Companies’ Nominated Marine Terminal. If required by the Companies, the Diesel shall be dyed by SELLER, in accordance with State and Federal requirements for tax-exempt, off-road diesel fuel.

ARTICLE X
INSURANCE

Section 10.1:    Insurance Requirements. SELLER and anyone acting under its direction or control or on its behalf shall at its own expense procure and maintain in full force and effect at all times during the term of this Contract the following insurance and all other forms of insurance that may be required by any applicable law, rule, ordinance or regulation of any governmental authority:

(a)
If SELLER employs an ocean-going tank barge for the Delivery of Product, SELLER shall maintain or cause to be maintained with respect to said vessel full form Protection & Indemnity Insurance, including Excess Collision, pollution/ environmental risk coverage, upon the vessel pursuant to a standard Protection & Indemnity Club entry, with a Club which is a member of the International Group of Protection and Indemnity Clubs (“P&I Club”) or with commercial insurance companies, with minimum limits for pollution/environmental risks to be [...] per occurrence, or at least equal to the actual value of each vessel and barge, whichever is greater. Such insurance shall cover all of the risks covered under a standard Lloyd’s Maritime Insurance policy per form SP-23, or P&I Club Rules, or equivalent.

(b)
Standard Workers Compensation and Employers Liability Insurance endorsed to be applicable to the State of Hawaii as well as the Longshore Act, with statutory limits for workers compensation and limits of [...] per occurrence for employers liability. Limits may be certificated by use of Umbrella/Excess policies.

(c)	Commercial General Liability Insurance with a bodily injury and property damage combined single limit per occurrence of at least [...]. Limits may be certificated by use of Umbrella/Excess policies.

(d)
Automobile Liability Insurance on all owned, non-owned and hired vehicles used in conjunction with the Delivery of Product to the Companies with a bodily injury and property damage combined single limit per occurrence of at least [...]. Limits may be certificated by use of Umbrella/Excess policies.

(e)
Other Coverage. SELLER and anyone acting under its direction or control or on its behalf shall at its own expense procure and maintain in full force and effect at all times during the term of this Contract on all owned, non-owned and hired vehicles used in conjunction with the Delivery of Product to Hawai‘i Electric Light or Maui Electric, any other insurance or surety bonding that may be required under the laws, ordinances and regulations of any governmental authority, including the Federal Motor Carrier Act of 1980 and all rules and regulations of the DOT and/or the USDOT.

Section 10.2:    Insurance Paid. Premiums for all necessary insurance policies are included in the Delivered price of Product as determined in Section 5.1. No special payments shall be made by the Companies to SELLER in respect to such premiums.

Section 10.3:    Waiver of Subrogation. SELLER and anyone acting under its direction or control or on its behalf will cause its insurers (except for Workers Compensation insurance) to waive all rights of subrogation which SELLER or its insurers may have against the Companies, the Companies’ agents, or the Companies’ employees.

Section 10.4:    Hawaiian Electric, Hawai‘i Electric Light and Maui Electric As Additional Insured. Insurance policies (except for Workers Compensation insurance) providing the insurance coverage required in this Contract will name the Companies, the Companies’ agents or the Companies’ employees as an additional insured. Coverage must be primary in respect to the additional insured. Any other insurance carried by the Companies will be excess only and not contribute with this insurance.

Section 10.5:    Certificates of Insurance. Before performance of this Contract, SELLER shall file with the Companies’ designated representative certificates of insurance, or other documentary evidence acceptable to the Companies, certifying that each of the foregoing insurance coverages is in force, and further providing that the Companies will be given thirty (30) Days’ written notice of cancellation (other than non-payment)of the required policies. SELLER shall provide new insurance certificates reflecting the required policies prior to the expiration date of any coverage. Receipt of any certificate showing less coverage than required is not a waiver of SELLER’s obligation to fulfill the coverage requirements.

Section 10.6:    Failure to Procure Insurance. In the event SELLER fails to procure and/or maintain an insurance as required above, an insurance fails for any reason (including, without limitation, breach of policy condition or warranty) and/or an insurer otherwise refuses or is unable to pay, the Party required to procure that insurance shall be deemed an insurer or self-insurer, shall accept and pay claims which would have otherwise been submitted to the failed insurance and shall indemnify and hold harmless (including legal fees and costs) the other Party of and from any loss, damage, expense, claim, liability and/or suit resulting from such failure.

ARTICLE XI
FORCE MAJEURE

Section 11.1:    Force Majeure.
(a)    Neither Party shall be liable in any manner for failure to Deliver or to receive Product hereunder or any other failure to perform or delay in performing any obligations herein imposed in this Contract for the time and to the extent such failure or delay is caused by an event or act of force majeure (“Force Majeure”), [...] A Party rendered unable to fulfill any obligation under this Contract due to an event or act of Force Majeure shall make all reasonable effort to remove such inability in the shortest possible time.

(b)    In no event, however, shall the Companies be excused from its obligation to make payments due for Product delivered for which title has transferred hereunder.

The Party claiming Force Majeure agrees to give the other Party prompt written notice of an act or event of Force Majeure, specifying the anticipated effect and duration of any suspension or reduction of Deliveries of Product arising there from. The Party claiming Force Majeure shall use due diligence to cure any act or event of Force Majeure, and shall give the other Party prompt notice when it expects the act or event of Force Majeure to terminate.

(c)    If Delivery is suspended or reduced pursuant to an event or act of Force Majeure, it shall not be a breach of this Contract for either the Companies to buy Product from a supplier other than SELLER or for SELLER to sell Product to a third party other than the Companies for the quantities of Product which the Companies do not take or SELLER does not Deliver; and neither the SELLER nor the Companies shall be obligated to sell or buy, each as applicable, after the period of suspension or reduction, the undelivered quantity of Product which normally would have been sold and Delivered hereunder during the period of suspension or reduction.

Section 11.2:    Option to Terminate. If Delivery of Product is suspended or reduced pursuant to an event or act of Force Majeure for more [...], the Companies shall have the option while such suspension or reduction continues to terminate this Contract on written notice to SELLER. If the Companies terminate this Contract pursuant to this Section 11.2, then this Contract shall be of no further force and effect and the Parties shall each be relieved of any and all further obligations to each other, save and except for any obligations and liabilities incurred by a Party prior to the date of termination.

ARTICLE XII
COMPLIANCE WITH LAWS AND REGULATIONS

Section 12.1:    Compliance with Laws and Regulations.
(a)    This Contract is subject to all applicable present and future laws, statutes, orders, rules, and regulations of governmental or quasi‑governmental authorities having jurisdiction over the Parties. SELLER shall fully comply with all statutes, ordinances, rules, regulations, and requirements of all city, county, state, federal and other applicable government authorities which are now or may hereafter be in force.

(b)    If the Delivery or supply of Product pursuant to this Contract conflicts with or is limited or prohibited by any federal, state of local regulations, statutes, rules or permits then to the extent of such conflict, limitation or prohibition, SELLER shall have no obligation to Deliver or supply the Companies with the Product under this Contract and the Companies shall have no obligation to purchase or receive the Product under this Contract. The Companies, in the Companies’ discretion, may elect to complete and file any and all required Federal or State regulatory forms to permit, facilitate, or enable the supply of Product to the Companies under this Contract. SELLER shall fully cooperate with the Companies in the completion and filing of the foregoing forms. If the Companies’ purchase, receipt or use of Product pursuant to this Contract, or the Companies’ emissions from the Companies’ use of Product conflicts with or is limited or prohibited by any Federal, State or local regulations, statutes, rules or permits then to the extent of such conflict, limitation or prohibition, the Companies shall have no obligation to purchase and receive the Product under this Contract.

Section 12.2:    Material Safety Compliance. SELLER warrants that it is fully informed concerning the nature and existence of risks posed by transporting, storing, using, handling and being exposed to Product. SELLER shall furnish to the Companies health, safety and environmental information (including without limitation Material Safety Data Sheets, “HSE Data”) concerning health, safety and environmental aspects of the Product purchased by the Companies, including health, safety and environmental warnings, if any, required by applicable law. SELLER shall not be entitled to rely upon such HSE Data as being an inclusive presentation of all potential health, safety and environmental risks associated with the Product to be Delivered. SELLER shall furnish HSE Data to, and otherwise inform, SELLER’s nominated vessel of all such risks, and the Master shall advise and instruct all crew, seamen and employees about the hazards, if any, associated with the Product and the safe and proper methods of handling and storing of the Product. Compliance by the SELLER with recommendations in HSE Data shall not excuse the SELLER from its obligations under Article XIV and this Section 12.2.

Section 12.3: Permits and Licenses. SELLER shall secure and pay for all required permits and licenses, and shall comply with all federal, state and local statutes, regulations and public ordinances applicable to this Contract, (including the provisions of the Occupational Safety and Health Act of 1970 and all amendments thereto, and the DOT Hazardous Materials Regulations), and shall indemnify, defend and save the Companies harmless from any and all liability, fines, damage, cost and expense, including but not limited to reasonable attorneys' fees and costs, arising from SELLER’s failure to do so.

Section 12.4: Renegotiation.

(a)    Change In Law. It is understood and agreed that the Parties entered into this Contract in reliance on the Applicable Laws and Government authority in existence or in effect on the Effective Date of this Contract and on the execution date of any subsequent amendments hereto, to the extent that they directly or indirectly affect the terms under which Product is sold by SELLER or purchased by the Companies hereunder. If at any time any of the said laws, rules, regulations, implementations or interpretations thereof are changed or if such laws, rules, regulations or new interpretations and implementations thereof come into existence and become effective after the date of execution of this Contract, and such change or such laws, rules, regulations, interpretations or implementations thereof have a significant economic effect upon either Party, such that performance of this Contract would be inequitable or cause substantial financial hardship to the affected Party, then the affected Party shall have the option to call for renegotiation of the Product price (“Product Price”) or any other provision of this Contract the performance of which by the affected Party would be inequitable or cause substantial financial hardship. Such [...] shall be [...] by the affected [...] after such [...]. Within [...] the Parties shall [...] and in the event that the Parties do not agree upon [...] or other provision satisfactory to both Parties within […], the affected Party shall have the right to [...] to the other Party. Such notice of [...] shall be [...] immediately following [...] period. Until a mutually satisfactory new [...] or other provision has been agreed upon, or until this Contract is terminated [...] that was in effect when the [...] was made shall continue in full force and effect.

(b)    Cessation of Crude Distillation Operations. If at any time during the term of this Contract, SELLER intends to cease crude distillation operations at either Par East or Par West, then SELLER shall provide Hawaiian Electric with [...] prior written notice of its intention to terminate this Contract in connection with the cessation of crude distillation operations. Upon such notice, either Party may call for renegotiation of this Contract to address such circumstances. The Parties shall enter into renegotiations within [...] after the date of the notice to renegotiate. If the Parties have not reached a mutually satisfactory resolution within [...] days after the date of the notice to renegotiate and crude distillation operations have ceased, then either Party may terminate this Contract.

ARTICLE XIII
RELEASES

Section 13.1: Spills/Environmental Pollution. In the event any spill or discharge occurs from any nominated vessel, Tanker Truck or ISO Container, pipeline, or tank utilized by SELLER in the performance of this Contract, or if any spill, discharge, or pollution damage is caused by or is threatened in connection with the loading, transportation or Delivery of Product by SELLER, then all regulatory notifications and filings, as well as all efforts and costs of containment and clean up shall be the sole responsibility of SELLER, provided that

SELLER’S aforesaid responsibility shall not be applicable to any liability directly attributable to the sole negligence, gross negligence, comparative negligence, inadequate or defective equipment or willful misconduct of the Companies.

Section 13.2:     Pollution Mitigation.
(a)    When an escape or discharge of oil or any polluting substance occurs in connection with or is caused by SELLER’s or its agent's vessel or occurs from or is caused by discharging operations, SELLER or its agents shall promptly take whatever measures are necessary or reasonable to prevent or mitigate environmental damage, without regard to whether or not said escape or discharge was caused by the negligence or willful misconduct of SELLER’s equipment, or SELLER or the Companies or others. Failing such action by SELLER or its agents, the Companies, on SELLER’s behalf, may promptly take whatever measures are reasonably necessary to prevent or mitigate pollution damage and notify SELLER as soon as practicable thereafter of such actions. Each Party in good faith shall keep the other advised of the nature and results of the measures taken, and if time permits, the nature of the measures intended to be taken.

    (b)    The cost of all such measures taken shall be borne by SELLER except to the extent such escape or discharge was caused or contributed to by the sole negligence, gross negligence, comparative negligence, inadequate or defective equipment or willful misconduct of the Companies, and prompt reimbursement shall be made as appropriate; provided, however, that should SELLER or its agents give notice to the Companies to discontinue said measures (and to the extent government authorities allow the Companies to discontinue said measures) the continuance of the Companies’ actions will no longer be deemed to have been taken pursuant to the provisions of this clause. Each Party in good faith shall provide written notice to the other of such actions and measures taken.

(c)    Notwithstanding any other provision in this Contract, the foregoing provisions shall be applicable only between SELLER and the Companies and shall not affect, as between SELLER and the Companies, any liability that either SELLER or the Companies shall have to any third parties, including the State of Hawaii and the U.S. Government, if either Party shall have such liability.

Section 13.3:    Release Liability. Should the Companies incur any liability as a result of a spill from SELLER’s nominated vessel during discharge, SELLER shall indemnify, defend and hold the Companies harmless to the extent not caused by the Companies’ gross negligence or willful misconduct.

ARTICLE XIV
INDEMNITY

Section 14.1 Indemnity.
(a)    The Companies agrees to defend, protect, indemnify, and save SELLER, SELLER's parent corporation, SELLER’s affiliates and their respective officers, directors, employees and representatives (the “SELLER Group”) harmless from and against any and all claims, demands, liabilities, losses, causes of action, fines, penalties, costs and expenses (including reasonable attorney’s fees) of every kind and character for personal injury, death or damage to property, or violations of law, arising from or occurring or growing out of or incident to, or resulting from the willful or negligent acts or omissions of the Companies or its agents, servants, employees, contractors, representatives and invitees.

(b)    SELLER agrees to defend, protect, indemnify, and save the Companies, the Companies’ subsidiary corporations, the Companies’ affiliates and their respective officers, directors, employees and representatives harmless against any and all claims, demands, liabilities, losses, causes of action, fines, penalties, costs and expenses (including reasonable attorney’s fees) of every kind and character for personal injury, death or damage to property, or violations of law, arising from or occurring or growing out of or incident to, or resulting from the willful or negligent acts or omissions of SELLER or its agents, servants, employees, contractors, representatives and invitees.

(c)    Where personal injury, death, or loss of or damage to property is the result of the joint negligence or misconduct of a Party hereto, the Parties expressly agree to defend and indemnify each other in proportion to their respective shares of such joint negligence or misconduct.

ARTICLE XV
DEFAULT

Section 15.1:    Default.
(a)    Breach by SELLER of any of its representations and warranties in this Contract or failure of either Party to promptly perform any obligation under this Contract shall constitute Default. If the Companies or SELLER considers the other Party (the “Defaulting Party”) to be in Default under this Contract, such Party (the “Non-Defaulting Party”) shall give the Defaulting Party prompt notice thereof, describing the particulars of such Default. The Defaulting Party shall thereafter have [...] from the receipt of said notice in which to remedy such Default. If the Default is not cured, the Non-Defaulting Party may, without prejudice to any other right or remedy of such Party in respect of such Default, immediately terminate its obligations under this Contract by written notice to the Defaulting Party. Any termination shall be without prejudice to accrued rights, including without limitation the right of either Party to damages arising from such breach or prior breaches hereof. All rights and remedies hereunder are independent of each other and election of one remedy shall not exclude another. The prevailing Party in any action shall be entitled to recover its attorneys’ fees and costs from the other Party.

(b)    Notwithstanding the foregoing, if SELLER’s Default is not Delivering Product as required by this Contract, SELLER’s time to cure shall be [...] from the Companies’ notice of Default. Without limiting any other right or remedy, if SELLER does not cure the Default in such time by Delivering compliant Product to the Companies and SELLER fails to provide alternative arrangements reasonably approved by the Companies, the Companies may immediately [...] and, except as otherwise provided in this Contract, [...] shall be [...] for the [...] the Product [...] and the [...] for the same [...] at the [...] as the [...] and [...] by the [...].

Section 15.2:    Consequential Damages. Except with respect to claims of third parties that give rise to indemnification rights of a Party, in no event shall either Party be liable to the other for any prospective profits, or special, indirect, incidental or consequential damages of any kind, including punitive damages and fees, whether based in contract, tort (including negligence or strict liability) or otherwise.

ARTICLE XVI
NOTICE

Section 16.1    Notices. Except as otherwise expressly provided in this Contract, all notices shall be given in writing, by facsimile, electronic mail or first class mail, postage prepaid, to the following addresses, or such other address as the parties may designate by notice:

SELLER:

Par Hawaii Refining, LLC
1132 Bishop Street, Suite 2500
Honolulu, HI 96813
Attn: Jim Yates

With a copy to:

Par Hawaii Refining, LLC
91-325 Komohana Street
Kapolei, HI 96707
Attn: Richard Creamer

Par Pacific Holdings, Inc.
825 Town & Country Lane
Houston, TX 77024
Attn: Matt Vaughn

BUYER:
Hawaiian Electric Company, Inc.
PO Box 2750
Honolulu, HI 96840-0001
Attention: Manager of Fuel Operations - mailstop CIP-IF

Hawai‘i Electric Light Co., Inc.
P. O. Box 1027
Hilo, Hawaii 96721-1027
Attn: Production Department

Maui Electric Company, Ltd.
P. O. Box 398
Kahului, Hawaii 96732
Attn: Production Department

Notice shall be deemed to have been delivered upon the earlier to occur of actual receipt or two (2) Days after sending.

ARTICLE XVII
GENERAL PROVISIONS

Section 17.1:    Waiver and Severability. If any section or provision of this Contract or any exhibit or rider hereto is held by any court or other competent authority or be illegal, unenforceable or invalid, the remaining terms, provisions, rights and obligations of this Contract shall not be affected. The failure of a Party hereunder to assert a right or enforce an obligation of the other Party shall not be deemed a waiver of such right or obligation. In no event shall any waiver by either Party of any default under this Contract operate as a waiver of any further default.

Section 17.2:    Assignment. This Contract shall extend to and be binding upon the successors and assigns of the Companies and SELLER, provided, however, that no assignments of this Contract shall be made by the Companies or SELLER without the prior written consent of the other Party, which shall not unreasonably be withheld.

Section 17.3:    Conflicts of Interest. Conflicts of interest related to this Contract are strictly prohibited. Except as otherwise expressly provided herein, no Party, nor any director, employee, or agent of a Party shall give to or receive from any director, employee or agent of the other Party any gift, entertainment or other favor of significant value, or any commission, fee or rebate. Likewise, no Party nor any director, employee or agent of a Party shall enter into any business arrangement with any director, employee or agent of the other Party (or any affiliate), unless such person is acting for and on behalf of the other Party, without prior written notification thereof to the other Party.

Section 17.4:    Applicable Law/Venue. This Contract shall be construed in accordance with, and all disputes arising hereunder shall be determined in accordance with, the law of the State of Hawaii, U.S.A. Hawaii shall be the exclusive venue for any litigation arising hereunder. Each Party agrees and consents that any dispute, litigation, action or proceeding arising out of this Contract, however defined, shall be brought exclusively in the State of Hawaii in a court of competent jurisdiction.

Section 17.5:    Entire Agreement/Modification. This Contract shall constitute the entire understanding between the Parties with respect to all matters and things herein mentioned. It is expressly acknowledged and agreed by and between the Parties that neither Party is now relying upon any collateral, prior or contemporaneous agreement, assurance, representation or warranty, written or oral, pertaining to the subject matter contained herein. This Contract shall not be modified or changed except by written instrument executed by the duly authorized representatives of the Parties hereto.

Section 17.6:    Contract Is Not an Asset. This Contract shall not be deemed to be an asset of either Party, and, at the option of a Party, shall terminate in the event of any voluntary or involuntary receivership, bankruptcy or insolvency proceedings affecting the other Party.

Section 17.7:    Status of the Parties. Nothing in this Contract shall be construed to constitute either Party as a joint venturer, co-venturer, joint lessor, joint operator or partner of the other. In performing services pursuant to this Contract, SELLER is acting solely as an independent contractor maintaining complete control over its employees and operations. Unless otherwise provided in this Contract, neither the Companies nor SELLER is authorized to take any action in any way whatsoever for or on behalf of the other.

Section 17.8:    Headings. The headings or captions are for convenient reference only and have no force or effect or legal meaning in the construction or enforcement of this Contract.

Section 17.9:    Confidentiality and Non-Disclosure.
(a)    Each Party may have a proprietary interest or other need for confidentiality in information that may be furnished to the other pursuant to this Agreement (“Confidential Information”). The Party disclosing such information shall be referred to in this section as the “Disclosing Party,” and the Party receiving such information shall be referred to as the ”Receiving Party.”

(b)    The Receiving Party will hold in confidence and, without the consent of the Disclosing Party, will not use, reproduce, distribute, transmit, or disclose, directly or indirectly, the Confidential Information of the Disclosing Party except as permitted herein. The Receiving Party may only disclose the Confidential Information to its officers, directors, employees, professional advisors and independent contractors and consultants with a direct need to know the information for the implementation or exercise of rights and/or performance of obligations under or arising from this Contract, provided that such persons/entities (other than officers, directors and employees) are bound by written confidentiality agreements with terms and conditions that are no less restrictive than those contained in this section. Without limiting the foregoing, the Receiving Party agrees that it will exercise at least the same standard of care in protecting the confidentiality of the Disclosing Party’s Confidential Information as it does with its own Confidential Information of a similar nature, but in any event, no less than reasonable care.

(c)    Confidential Information for purposes of this Contract shall not include information if and only to the extent that the Receiving Party establishes that the information: (i) is or becomes a part of the public domain through no act or omission of the Receiving Party; (ii) was in the Receiving Party’s lawful possession prior to the disclosure and had not been obtained by the Receiving Party either directly or indirectly from the Disclosing Party; or (iii) is lawfully disclosed to the Receiving Party by a third party without restriction on disclosure. Confidential Information may also be disclosed by the Receiving Party pursuant to a requirement of a governmental agency, regulatory body or by operation of law, provided that the recipient shall disclose only that part of the Confidential Information that it is required to disclose and shall notify the Disclosing Party prior to such disclosure in a timely fashion in order to permit the Disclosing Party to lawfully attempt to prevent or restrict such disclosure should it so elect, and shall take all other reasonable and lawful measures to ensure the continued confidential treatment of the same by the party to which the Confidential Information is disclosed.

(d)    Any provision herein to the contrary notwithstanding, the Companies may disclose Confidential Information to the Commission, the Consumer Advocate, and/or any other governmental regulatory agency with notice to, but without need of prior consent by SELLER, provided that the Companies takes reasonable steps to obtain approval to submit the same under seal or under other procedures designed to preserve the confidentiality of the Confidential Information.

(e)    The confidentiality and non-disclosure obligations contained in this Section 17.9 shall remain in effect for a period of three (3) years following the termination or earlier cancellation of this Contract; provided, however, that the confidentiality and non-disclosure obligations with respect to information concerning the Company’s generation, transmission and distribution systems shall remain in effect indefinitely.

Section 17.10     Financial Compliance/Lease/No Consolidation:
(a)    SELLER shall provide or cause to be provided to the Companies on a timely basis, as reasonably determined by the Companies, all information, including but not limited to information that may be obtained in any audit referred to below (the “Information”), reasonably requested by the Companies for purposes of permitting the Companies and its parent company, Hawaiian Electric Industries ("HEI"), to comply with the requirements (initial and on-going) of (i) identifying variable interest entities and determining primary beneficiaries under the accounting principles of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation (“FASB ASC 810”), (ii) Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), (iii) FASB  ASC 842 Leases ("FASB ASC 842"), and (iv) all clarifications, interpretations and revisions of and regulations implementing FASB ASC 810, SOX 404, and  FASB ASC 842, Securities and Exchange Commission, the Public Company Accounting Oversight Board, Emerging Issues Task Force or other governing agencies. In addition, if required by the Companies in order to meet its compliance obligations, SELLER shall allow the Companies or its independent auditor, to audit, to the extent reasonably required, SELLER’s financial records, including its system of internal controls over financial reporting; provided that the Companies shall be responsible for all costs associated with the foregoing, including but not limited to SELLER's reasonable internal costs.
(b)    If there is a change in circumstances during the Term that would trigger consolidation of SELLER’s finances on to the Companies’ balance sheet, and such consolidation is not attributable to the Companies’ fault, then the Parties will take all commercially reasonable steps, including modification of the Contract, to eliminate the consolidation, while preserving the economic “benefit of the bargain” to both Parties. Notwithstanding the foregoing, if for any reason, at any time during the Term, the Companies (and/or the Companies’ affiliates or HEI) in their good faith analysis and sole discretion are required to consolidate SELLER into its financial statements in accordance with U.S. generally accepted accounting principles, then the Companies may take any and all action necessary to eliminate consolidation, including without limitation, by immediately terminating this Contract without fault or liability.

(c)    If there is a change in circumstances during the Term that would trigger the treatment of this Contract as a lease under FASB ASC 842, and such treatment is not attributable to the Companies’ fault, then the Parties will take all commercially reasonable steps, including modification of the Contract, to eliminate the lease treatment, while preserving the economic “benefit of the bargain” to both Parties. Notwithstanding the foregoing, if for any reason, at any time during the Term, the Companies’ (and/or the Companies’ affiliates, or HEI) in their good faith analysis and sole discretion are required to treat this Contract as a lease under FASB ASC 842, then the Companies may take any and all action necessary to eliminate this capital lease treatment, including without limitation, by immediately terminating this Contract without fault or liability.

(d) The Companies shall, and shall cause HEI to, maintain the confidentiality of the Information as provided in this Section 17.10. The Companies may share the Information on a confidential basis with HEI and the independent auditors and attorneys for the Companies and HEI. (The Companies, HEI, and their respective independent auditors and attorneys are collectively referred to in this Section 17.10 as “Recipient.”) If either the Companies or HEI, in the exercise of their respective reasonable judgments, concludes that consolidation or financial reporting with respect to SELLER and/or this Contract is necessary, the Companies and HEI each shall have the right to disclose such of the Information as the Companies or HEI, as applicable, reasonably determines is necessary to satisfy applicable disclosure and reporting or other requirements and give SELLER prompt written notice thereof (in advance to the extent practicable under the circumstances). If the Companies or HEI disclose Information pursuant to the preceding sentence, the Companies and HEI shall, without limitation to the generality of the preceding sentence, have the right to disclose Information to the Commission and the Division of Consumer Advocacy of the Department of Commerce and Consumer Affairs of the State of Hawaii (“Consumer Advocate”) in connection with the Commission’s rate making activities for the Companies, and other HEI affiliated entities, provided that, if the scope or content of the Information to be disclosed to the Commission exceeds or is more detailed than that disclosed pursuant to the preceding sentence, such Information will not be disclosed until the Commission first issues a protective order to protect the confidentiality of such Information. Neither the Companies nor HEI shall use the Information for any purpose other than as permitted under this Section 17.10.

(e)    In circumstances other than those addressed in the immediately preceding paragraph, if any Recipient becomes legally compelled under applicable law or by legal process (e.g., deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or a portion of the Information, such Recipient shall undertake reasonable efforts to provide SELLER with prompt notice of such legal requirement prior to disclosure so that SELLER may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 17.10. If such protective order or other remedy is not obtained, or if SELLER waives compliance with the provisions of this Section 17.10, Recipient shall furnish only that portion of the Information which it is legally required to so furnish and shall use reasonable efforts to obtain assurance that confidential treatment will be accorded to any disclosed material.

(f)    The obligation of nondisclosure and restricted use imposed on each Recipient under this Section 17.10 shall not extend to any portion(s) of the Information which (a) was known to such Recipient prior to receipt, or (b) without the fault of such Recipient is available or becomes available to the general public, or (c) is received by such Recipient from a third party not bound by an obligation or duty of confidentiality.

Section 17.11: Miscellaneous. No use of the pipelines, facilities or equipment used in connection with this Contract shall be construed as having been dedicated to public use and it is hereby acknowledged by the Parties that the owner of any pipelines used to transport Product under this Contract retains the rights to determine who, other than the Parties to this Contract, shall use said pipelines, facilities, and equipment.

Section 17.12: Attorneys’ Fees. If there is a dispute between the Parties and either Party institutes a lawsuit, arbitration, mediation, or other proceeding to enforce, declare, or interpret the terms of this Contract, the prevailing Party shall be awarded its reasonable attorney’s fees and costs.

Section 17.13: Offsets. In the event that a Party owes the other Party (“Offsetting Party”) any amount under this Contract, the Offsetting Party owed such amount may at any time offset any and all amounts that are due and owed to the other Party against such amount that the other Party owes the Offsetting Party. The Offsetting Party asserting an offset shall provide a prompt written explanation of the amount and the basis for the offset.

Section 17.14: Counterparts. This Contract may be executed in as many counterparts as desired by the Parties, any one of which shall have the force and effect of any original but all of which together shall constitute the same instrument. This Contract may also be executed by exchange of executed copies via facsimile or other electronic means, such as PDF, in which case - but not as a condition to the validity of the Contract - each Party shall subsequently send the other Party by mail the original executed copy. A Party's signature transmitted by facsimile or similar electronic means shall be considered an "original" signature for purposes of this Contract.

IN WITNESS WHEREOF, the Parties hereto have executed this Contract on the day and year first above written.

HAWAIIAN ELECTRIC COMPANY, INC.		HAWAII REFINING, LLC.

By:	/s/ Robert C. Isler	By:	/s/ Jim R. Yates
Name:	Robert C. Isler	Name:	Jim R. Yates
Title:	Vice President, Power Supply	Title:	Vice President

By:	/s/ Alan M. Oshima
Name:	Alan M. Oshima
Title:	President & CEO

HAWAII ELECTRIC LIGHT COMPANY, INC.		MAUI ELECTRIC COMPANY, LTD.

By:	/s/ Robert C. Isler	By:	/s/ Robert C. Isler
Name:	Robert C. Isler	Name:	Robert C. Isler
Title:	Vice President	Title:	Vice President

By:	/s/ Alan M. Oshima	By:	/s/ Alan M. Oshima
Name:	Alan M. Oshima	Name:	Alan M. Oshima
Title:	Chairman of the Board	Title:	Chairman of the Board

EXHIBIT A
(Specifications)

Low Sulfur Fuel Oil (LSFO) Specifications

The LSFO to be supplied hereunder shall comply with the following specifications:

Test Property	Test Method	Unit Of Measure	Min	Max
API Gravity @ 60 DF	ASTM D-4052	Degrees API	12	25
[...]	[...]	[…]	[...]	[...]
Heat Value, Gross	ASTM D-240	MM BTU/BBL	6.0
Flash Point	ASTM D-93	DF	150
Pour Point	ASTM D-97, D-5949	DF		125
Ash	ASTM D-482	Percent, Weight		0.03
Sediment & Water[1]	ASTM D-1796	Percent, Volume		0.50[1]
Sulfur	ASTM D-4294	Percent, Weight		0.50
Nitrogen	ASTM D-4629, D-5762	Percent, Weight		0.50
Vanadium	ASTM D-5863, D-6728, AES	PPM, Weight		50.0
[…][2]	[…]	[…]		[…][2] […][2] […]

1 [...]
2 [...]

HSFO Specifications

High Sulfur Fuel Oil (HSFO) Specifications

The HSFO to be supplied hereunder shall be a regular commercial grade of Industrial Fuel Oil No. 6 and shall comply with the following specifications:

Test Property	Test Method	Unit of Measure	Min	Max
API Gravity @ 60 DF	ASTM D-1298, D-4052	Degrees API	6.5
Viscosity	ASTM D-445, D-2161	CST @ 122 DF	380	480
Heat Value, Gross	ASTM D-240, D4868	MM BTU/BBL	6.0
Flash Point	ASTM D-93, D-6450	DF	150
Pour Point	ASTM D-97	DF		55
Sediment & Water	ASTM D-1796	Percent, Volume		0.50
Sulfur	ASTM D-1552, D-2622, D-4294	Percent, Weight		2.00
Nitrogen	ASTM D-5762, D-4629	PPM, Weight		Report
Vanadium	ASTM D-5863, D-6728, AES	PPM, Weight		Report

[…]

Diesel Specifications

All Diesel received from Par West will continue to be coalesced. The Diesel to be supplied hereunder shall be a regular commercial grade of Diesel Fuel No. 2 and shall comply with the following specifications:

Test Property	Test Method	Unit of Measure	Min	Max
API Gravity @ 60 DF	ASTM D-1298 or D-4052	Degrees API	30
Viscosity	ASTM D-445, D-2161	CST @ 40 DC	1.9	4.1
Heat Value, Gross	ASTM D-240	MM BTU/BBL	Report
Flash Point	ASTM D-93, D-6450	DF	150
Pour Point	ASTM D-97, D-5949	DF		Report
Ash	ASTM D-482	PPM, Weight		100
Cetane Index	ASTM D-4737	Number	40
Carbon Residue	ASTM D-524, D-4530	Percent, Weight		0.35
Sediment & Water	ASTM D-1796	Percent, Volume		0.05
Sulfur	ASTM D-4294, D-129, D-5453	Percent, Weight		0.40
Nitrogen[1]	ASTM D-4629, D-5762	PPM, Weight		150[1]
Vanadium	ASTM D-3605, D-6728, AES	PPM, Weight		Report
Distillation 90% Recovered	ASTM D-86	DF	540	650
Sodium + Potassium	ASTM D-3605, D-6728, AES	PPM, Weight		0.5
Sodium + Potassium + Lithium	ASTM D-3605, D-6728, AES	PPM, Weight		Report

[…]

1 [...]

Ultra-Low Sulfur Diesel (ULSD) Specifications

The ULSD to be supplied hereunder shall be a regular commercial grade of Ultra-Low Sulfur Diesel and shall comply with the following specifications:

Test Property	Test Method	Unit of Measure	Min	Max
Appearance	ASTM D-4176	Number		2
API Gravity @ 60 DF	ASTM D-1298 or D-4052	Degrees API	Report
Viscosity	ASTM D-445, D-2161	CST @ 40 DC	1.9	4.1
Heat Value, Gross	ASTM D-240, D4868	MM BTU/BBL	Report
[…][1]	[...]	[...]	[…][1]
Ash	ASTM D-482	PPM, Weight		100
Cetane Index	ASTM D-976	Number	40
Carbon Residue	ASTM D-524, D-4530	Percent, Weight		0.35
Sediment & Water	ASTM D-1796	Percent, Volume		0.05
Sulfur	ASTM D-5453, D-7039	PPM, Weight		15
Copper Strip Corrosion: 3HR @ 50 DC	ASTM D-130-04e1	Classification		3
Distillation 90% Recovered	ASTM D-86	DC	282	338
Lubricity, 60 DC, WSD[2]	ASTM D-6079	Microns		520[2]
Conductivity[2]	ASTM D-2624, D-4308	pS/m	252

[…]

1 [...]
2 [...]

EXHIBIT B
(Pricing)

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Data for price calculation (actual data would be from [...] illustration)

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